EXHIBIT 10.9
Reaffirmation Agreement and Joinder to Loan and Security Agreement
This REAFFIRMATION AGREEMENT AND JOINDER TO LOAN AND
SECURITY AGREEMENT (this "Reaffirmation Agreement"), dated as of November 4, 2026, by and between Carlyle Credit Solutions, a Delaware statutory trust ("New Parent", "New Seller" and "New Servicer"), and JPMorgan Chase Bank, National Association, as administrative agent (in such capacity, together with any successor administrative agent, the "Administrative Agent"). Capitalized terms used in this Reaffirmation Agreement but not otherwise defined have the meanings given to them in the Credit Agreement (as defined below).

WHEREAS, reference is hereby made to the Amended and Restated Loan and Security Agreement, dated as of June 2, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Carlyle Credit Solutions SPV LLC (the "Company"), CARS Lux Finance SPV S.à r.l. (the "Investment Subsidiary"), Existing Servicer (as defined in the Consent and Amendment), U.S. Bank Trust Company, National Association, in its capacities as collateral agent ("Collateral Agent") and collateral administrator ("Collateral Administrator"), U.S. Bank National Association in its capacity as securities intermediary ("Securities Intermediary"), the Lenders party thereto from time to time and the Administrative Agent;
WHEREAS, on October 27, 2026, the Company, Investment Subsidiary, Existing Servicer, Collateral Agent, Securities Intermediary, Collateral Administrator, the Lenders party thereto from time to time and the Administrative Agent entered into that certain Consent and Sixth Amendment to Loan and Security Agreement (the "Consent and Amendment"), pursuant to which, among other things, the Administrative Agent, the Collateral Agent, the Securities Intermediary, the Collateral Administrator and the Lenders party thereto consented to the Merger Transactions (as defined in the Consent and Amendment) and the parties agreed to amend the Credit Agreement effective as of the Sixth Amendment Effective Date;
WHEREAS, in connection with the Merger, New Parent has become the owner of all the equity interests of the Company; and
WHEREAS, the parties hereto desire that New Parent reaffirm its obligations as a party to the Credit Agreement and the other Loan Documents to which Existing Parent is a party.
NOW THEREFORE, in consideration of the promises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.Joinder of New Parent to Credit Agreement and other Loan Documents. By execution of this Reaffirmation Agreement, the New Parent hereby agrees that, from and after the date hereof, the New Parent shall be a party to the Credit Agreement and shall be bound, as party thereto, by all applicable provisions thereof in the capacities of Seller, Servicer and Parent, and shall comply with and be subject to all terms, conditions, covenants, agreements and obligations set forth therein and applicable to the New Parent. New Parent hereby agrees that from and after the date hereof, each reference to "Parent", "Seller" and "Servicer" in any Loan Document shall be a reference to New Parent in such capacity.

2.Reaffirmation. New Parent hereby reaffirms its obligations as successor by operation of law to Existing Parent under the Credit Agreement and each other Loan Document as the "Parent", in its capacity as parent company of the Company, as the "Seller" and as the "Servicer". Without limiting the generality of the foregoing, New Parent hereby assumes, and agrees to be bound by, all of the terms and provisions of the Credit Agreement and each other Loan Document applicable to the "Parent", the "Seller", and the "Servicer" and to perform and observe all of the obligations, covenants and agreements of the Parent, the Seller and the Servicer under the Credit Agreement and each other Loan Document, in each case, as if New Parent were an original signatory thereto.
3.Counterparts. This Reaffirmation Agreement may be executed in any number of counterparts by facsimile or other written form of communication or electronic transmission (including .pdf file, .jpeg file or any electronic signature complying with the U.S. federal ESIGN Act of 2000, including Orbit, Adobe Sign, DocuSign, or any other similar platform identified by the Company and reasonably available at no undue burden or expense to the Collateral Agent or Collateral Administrator), each of which shall be deemed to be an original as against the party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart signature page of this Reaffirmation Agreement by facsimile or any such electronic transmission shall be effective as delivery of a manually executed counterpart of this Reaffirmation Agreement. Any electronically signed document delivered via email from a person purporting to be an authorized officer shall be considered signed or executed by such authorized officer on behalf of the applicable Person.
GOVERNING LAW. THIS REAFFIRMATION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Reaffirmation Agreement to be duly executed and delivered as of the date first above written.

CARLYLE CREDIT SOLUTIONS, as New
Parent, New Servicer and New Seller

By:         Name:
Title:

JPMORGAN CHASE BANK, NATIONAL
ASSOCIATION, as Administrative Agent

By:
Name: James Greenfield Title: Managing Director